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RIDER O:


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated October 18, 2004, relating to the financial statements and financial highlights appearing in the August 31, 2004 Annual Reports to Shareholders of Columbia International Stock Fund and Columbia Newport Tiger Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings of "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Columbia International Stock Fund and Columbia Newport Tiger Fund dated January 1, 2005, which have also been incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
June 10, 2005